UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

MID-AMERICA APARTMENT COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	62-1543819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue Memphis, Tennessee	38138
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.50% Series I Cumulative Redeemable Preferred Stock, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):   333-213591

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the 8.50% Series I Cumulative Redeemable Preferred Stock, $0.01 par value per share, of Mid-America Apartment Communities, Inc. (the “Company”), is set forth under “Description of Capital Stock” in the Company’s Registration Statement on Form S-4 (File. No. 333-213591) initially filed with the Securities and Exchange Commission (the “Commission”) on September 12, 2016, and amended on September 28, 2016 and October 11, 2016, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

ITEM 2.	EXHIBITS.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 15, 2016, by and among Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P., Post Properties, Inc., Post GP Holdings, Inc. and Post Apartment Homes, L.P. (Filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on August 15, 2016 and incorporated herein by reference).

3.1	Amended and Restated Charter of Mid-America Apartment Communities, Inc. dated as of January 10, 1994, as filed with the Tennessee Secretary of State on January 25, 1994 (Filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference).

3.2	Articles of Amendment to the Charter of Mid-America Apartment Communities, Inc. dated as of January 28, 1994, as filed with the Tennessee Secretary of State on January 28, 1994 (Filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and incorporated herein by reference).

3.3	Mid-America Apartment Communities, Inc. Articles of Amendment to the Amended and Restated Charter Designating and Fixing the Rights and Preferences of a Series of Preferred Stock dated as of October 9, 1996, as filed with the Tennessee Secretary of State on October 10, 1996 (Filed as Exhibit 1 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 11, 1996 and incorporated herein by reference).

3.4	Mid-America Apartment Communities, Inc. Articles of Amendment to the Amended and Restated Charter dated November 17, 1997, as filed with the Tennessee Secretary of State on November 18, 1997 (Filed as Exhibit 3.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference).

3.5	Mid-America Apartment Communities, Inc. Articles of Amendment to the Amended and Restated Charter Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock dated as of November 17, 1997, as filed with the Tennessee Secretary of State on November 18, 1997 (Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A/A filed with the Commission on November 19, 1997 and incorporated herein by reference).

3.6	Mid-America Apartment Communities, Inc. Articles of Amendment to the Amended and Restated Charter Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock dated as of June 25, 1998, as filed with the Tennessee Secretary of State on June 30, 1998 (Filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form 8-A/A filed with the Commission on June 26, 1998 and incorporated herein by reference).

3.7	Mid-America Apartment Communities, Inc. Articles of Amendment to the Amended and Restated Charter Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock dated as of December 24, 1998, as filed with the Tennessee Secretary of State on December 30, 1998 (Filed as Exhibit 3.7 to the Registrant’s Registration Statement on Form S-3/A (File Number 333-112469) and incorporated herein by reference).

Exhibit No.	Description

3.8	Mid-America Apartment Communities, Inc. Articles of Amendment to the Amended and Restated Charter Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock dated as of October 11, 2002, as filed with the Tennessee Secretary of State on October 14, 2002 (Filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form 8-A/A filed with the Commission on October 11, 2002 and incorporated herein by reference).

3.9	Mid-America Apartment Communities, Inc. Articles of Amendment to the Amended and Restated Charter Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock dated as of October 28, 2002, as filed with the Tennessee Secretary of State on October 28, 2002 (Filed as Exhibit 3.9 to the Registrant’s Registration Statement on Form S-3/A (File Number 333-112469) and incorporated herein by reference).

3.10	Mid-America Apartment Communities, Inc. Articles of Amendment to the Amended and Restated Charter Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock dated as of August 7, 2003, as filed with the Tennessee Secretary of State on August 7, 2003 (Filed as Exhibit 3.10 to the Registrant’s Registration Statement on Form S-3/A (File Number 333-112469) and incorporated herein by reference).

3.11	Articles of Amendment to the Charter of Mid-America Apartment Communities, Inc. dated as of May 20, 2008, as filed with the Tennessee Secretary of State on June 2, 2008 (Filed as Exhibit 99.A to the Registrant’s Proxy Statement filed on March 31, 2008 and incorporated herein by reference).

3.12	Articles of Amendment to the Charter of Mid-America Apartment Communities, Inc. dated as of May 24, 2012, as filed with the Tennessee Secretary of State on May 25, 2012 (Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 25, 2012 and incorporated herein by reference).

3.13	Third Amended and Restated Bylaws of Mid-America Apartment Communities, Inc., dated as of December 3, 2013 (Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 4, 2013 and incorporated herein by reference).

3.14	Articles of Amendment to the Charter of Mid-America Apartment Communities, Inc. dated as of November 10, 2016, as filed with the Tennessee Secretary of State on November 10, 2016 (Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on November 10, 2016 and incorporated herein by reference).

3.15	Articles of Amendment to the Charter of Mid-America Apartment Communities, Inc. Designating and Fixing the Rights and Preferences of the 8.50% Series I Cumulative Redeemable Preferred Stock dated as of November 10, 2016, as filed with the Tennessee Secretary of State on November 10, 2016 (Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 10, 2016 and incorporated herein by reference).

4.1	Form of Common Share Certificate of Mid-America Apartment Communities, Inc. (Filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for fiscal year ended December 31, 1997 and incorporated herein by reference).

4.2	Form of 8.50% Series I Cumulative Redeemable Preferred Stock Certificate (Filed as Exhibit 4.2 the Registrant’s Registration Statement on Form S-4/A (File Number 333-213591) filed with the Commission on September 28, 2016 and incorporated herein by reference).

4.3	Indenture, dated as of October 16, 2013, among Mid-America Apartments, L.P., Mid-America Apartment Communities, Inc. and U.S. Bank National Association (Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on October 16, 2013 and incorporated herein by reference).

4.4	First Supplemental Indenture, dated as of October 16, 2013, among Mid-America Apartments, L.P., Mid-America Apartment Communities, Inc. and U.S. Bank National Association, including the form of 4.300% Senior Notes due 2023 (Filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on October 16, 2013 and incorporated herein by reference).

Exhibit No.	Description

4.5	Indenture governing 6.05% Senior Notes due 2016, dated December 13, 2013, by and among Mid-America Apartments, L.P., Mid-America Apartment Communities, Inc. and U.S. Bank National Association, including the form of 6.05% Senior Notes due 2016 (Filed as Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on December 19, 2013 and incorporated herein by reference).

4.6	Registration Rights Agreement related to the 6.05% Senior Notes due 2016, dated December 13, 2013, between Mid-America Apartments, L.P. and J.P. Morgan Securities LLC (Filed as Exhibit 4.9 to the Registrant’s Current Report on Form 8-K filed on December 19, 2013 and incorporated herein by reference).

4.7	Form of 6.05% Senior Note due 2016 (Included in Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on December 19, 2013 and incorporated herein by reference).

4.8	Second Supplemental Indenture, dated as of June 13, 2014, among Mid-America Apartments, L.P., Mid-America Apartment Communities, Inc. and U.S. Bank national Association, including the form of 3.7500% Senior Notes due 2024 (Filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on June 13, 2014 and incorporated herein by reference).

4.9	Third Supplemental Indenture, dated as of November 9, 2015, among Mid-America Apartments, L.P., Mid-America Apartment Communities, Inc. and U.S. Bank national Association, including the form of 4.000% Senior Notes due 2025 (Filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on November 9, 2015 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 28, 2016

MID-AMERICA APARTMENT COMMUNITIES, INC.

By:	/s/ Albert M. Campbell, III
Name:	Albert M. Campbell, III
Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)